Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

MIRANT CORPORATION

A Delaware Corporation
(Adopted as of January 3, 2006)

ARTICLE I

OFFICES

Section 1.               Registered Office.  The registered office of Mirant Corporation (the “Corporation”) in the State of Delaware shall be located at 160 Greentree Drive, Suite 101, City of Dover, County of Kent, 19904.  The name of the Corporation’s registered agent at such address shall be National Registered Agents, Inc.  The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

Section 2.               Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.               Annual Meeting.  An annual meeting of the stockholders shall be held at such date and time specified by the Board of Directors for the purpose of electing Directors and conducting such other proper business as may come before the annual meeting.  At the annual meeting, stockholders shall elect Directors and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of ARTICLE II hereof.

Section 2.               Special Meetings.  Special meetings of the stockholders may only be called in the manner provided in the Amended and Restated Certificate of Incorporation (as amended and restated from time to time, the “Certificate of Incorporation”).

Section 3.               Place of Meetings.  The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.  If for any reason any annual meeting shall not be held during any year, the business thereof may be transacted at any special meeting of the stockholders.

Section 4.               Notice.  Whenever stockholders are required or permitted to take action at a meeting, notice, in accordance with Section 10 of ARTICLE VII, stating the place, date, time and, in the case of special meetings, the purpose or purposes of such meeting shall be given to each stockholder entitled to vote on the record date, determined in accordance with the provisions of Section 3 of ARTICLE VI.  Unless otherwise required by law, such notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting.  An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice required by this Section 4 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  Whenever the giving of any notice to stockholders is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any waiver of notice unless so required by applicable law, the Certificate of Incorporation or these By-laws.

Section 5.               Section 5.  Stockholders List.  The officer having charge of the stock ledger of the Corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder or the stockholder’s agent or attorney, at the stockholder’s expense, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list shall be provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 6.               Quorum.  The holders of a majority of the outstanding shares of capital stock entitled to vote at the meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the Delaware General Corporation Law or by the Certificate of Incorporation.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

If a quorum is not present, the chairman of the meeting or the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.  When a specified item of business requires a vote by the holders of a class or series of shares of capital stock (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business, except as otherwise provided by the Delaware General Corporation Law or by the Certificate of Incorporation.

Section 7.               Adjourned Meetings.  Any meeting of the stockholders may be adjourned by the chairman of the meeting from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof, and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.               Vote Required.  When a quorum is present, the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless (i) by express provision of an applicable law, the rules and regulations of any stock exchange applicable to the Corporation, or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question, or (ii) the subject matter is the election of Directors, in which case ARTICLES SIX and TEN of the Certificate of Incorporation shall govern and control the approval of such subject matter.

Section 9.               Voting Rights.  Except as otherwise provided by the Delaware General Corporation Law, the Certificate of Incorporation or these By-laws, every stockholder entitled to vote at any meeting of stockholders shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder which has voting power upon the matter in question.

Section 10.             Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.  Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that, when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy.  At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.  Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(A)          A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(B)           A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 11.             Business Brought Before a Meeting of the Stockholders.

(A)          Annual and Special Meetings.  At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by a stockholder who was a stockholder of record of the Corporation at the time the notice provided for in this paragraph (A) is delivered to the secretary of the Corporation and who is entitled to vote at the meeting.  For business to be properly brought before any meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation.  In the case of any annual meeting of stockholders, such notice must be delivered not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th)

day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation).  In the case of any special meeting of stockholders, such notice must be delivered not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the date of the special meeting (provided, that if less than one hundred (100) days’ notice or other public announcement of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely received must be received no later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation).  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  A stockholder’s notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election as a Director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), and the reasons for conducting such business at the meeting; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the Corporation’s books, of the stockholder of record proposing such business and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is made, (ii) the class and number of shares of the Corporation which are owned by the record stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (iii) any material interest of the stockholder, or the beneficial owner, if any, on whose behalf the nomination or proposal is made, in such business, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination.  The foregoing notice requirements shall be deemed satisfied in the case of any annual meeting by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the

Corporation to solicit proxies for such annual meeting.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.  Notwithstanding anything in this paragraph to the contrary, in the event that the number of Directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this paragraph (A) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.  Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any meeting of stockholders except in accordance with the procedures set forth in this section.  The presiding officer of any meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this section; if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(B)           General.

(1)           Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11.  Notwithstanding the foregoing provisions of this Section 11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2)           For purposes of this section, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(3)           Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

(4)           Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 12.             Voting Procedures and Inspectors of Election at Meetings of Stockholders.  The Board of Directors, the chairman of the board or the president, in advance of any meeting of stockholders, may, and shall if required by applicable law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof.  The Board of Directors, the chairman of the board or the president may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.  Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting.  No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for office at an election may serve as an inspector at such election.

Section 13.             Conduct of Meetings; Organization.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  The chairman of the board shall preside at all meetings of the stockholders.  If the chairman of the board is not present at a meeting of the stockholders, the vice chairman of the board shall preside at such meeting and, if the vice chairman of the board is not present at such meeting, the chief executive officer or the president shall preside at such meeting, and, if the chief executive officer or the president is not present at such meeting, a majority of the Directors present at such meeting shall elect one of their members to so preside.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.  The secretary or, in his or her absence, one of the assistant secretaries shall act as secretary of the meeting.  In case none of the officers above designated to act as the secretary of the meeting shall be present, a secretary of the meeting shall be designated by the Board of Directors or, in case the Board of Directors has not so acted, designated by the person presiding over the meeting.

Section 14.             Order of Business.  The order of business at all meetings of stockholders shall be as determined by the person presiding over the meeting.

ARTICLE III

DIRECTORS

Section 1.               General Powers.  Except as provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of Delaware, the Certificate of Incorporation and these By-laws.

Section 2.               Number, Election and Term of Office.  The number of Directors which constitute the entire Board of Directors of the Corporation shall be such number as is specified in, or determined in accordance with, and the Directors shall be elected and shall hold office only in the manner provided in, the Certificate of Incorporation.

Section 3.               Resignation.  Any Director may resign at any time upon notice, in accordance with Section 10 of ARTICLE VII, to the chairman of the board, the president or the secretary of the Corporation.  Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.               Vacancies.  Vacancies and newly created directorships resulting from any increase in the total number of Directors may be filled only in the manner provided in the Certificate of Incorporation.

Section 5.               Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors.

Section 6.               Other Meetings and Notice.  Special meetings of the Board of Directors may be called by the chairman of the board, if any, by the vice chairman of the board, if any, by the chief executive officer of the Corporation, or by a majority of the Directors then in office, on at least twenty-four (24) hours’ notice to each Director, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, either personally, by telephone, by mail, by telecopy or by other means of electronic transmission (in such event notice by mail shall be deemed delivered three days after deposit in the U.S.  mail).

Section 7.               Quorum, Required Vote and Adjournment.  A majority of the total number of Directors then in office shall constitute a quorum for the transaction of business.  Unless by express provision of an applicable law, the Certificate of Incorporation or these By-laws a different vote is required, the vote of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting.  At least twenty-four (24) hours’ notice of any adjourned meeting of the Board of Directors shall be given to each Director whether or not present at the time of the adjournment (in such event notice by mail shall be deemed delivered three days after deposit in the U.S.  mail).

Section 8.               Chairman of the Board.  The Board of Directors shall elect, from among the Directors, by the affirmative vote of a majority of the total number of Directors then in office, a chairman of the board.  In the discretion of the Board of Directors, the chairman of the Board of Directors may be appointed as an officer of the Corporation.  The chairman of the board shall preside at all meetings of the stockholders, in accordance with Section 13 of ARTICLE II, and of the Board of Directors and shall have such other powers and perform such other duties as may be prescribed to him or her by the Board of Directors or provided in these By-laws.  If the chairman of the board is not present at a meeting of the Board of Directors, or if there is a vacancy in the position of chairman of the board, the chief executive officer or the president (if the president is a Director and is not also the chairman of the board) shall preside at such meeting, and, if the chief executive officer or the president is not present at such meeting, a majority of the Directors present at such meeting shall elect one of their members to so preside.  The Board of Directors shall seek to fill any vacancy in the position of chairman of the board as expeditiously as possible.

Section 9.               Committees.  The Board of Directors may, by resolution passed by a majority of the total number of Directors then in office, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent permitted by applicable law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (including the power and authority to designate other committees of the Board of Directors) and may authorize the seal of the Corporation to be affixed to all papers which may require it.  The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.  Each committee designated by the Board of Directors shall be formed and function in compliance with applicable law and the rules and regulations of the New York Stock Exchange or any national securities exchange on which any securities of the Corporation are listed.

Section 10.             Committee Rules.  Subject to applicable law and the rules and regulations of the New York Stock Exchange or any national securities exchange on which any securities of the Corporation are listed, each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors (or a committee thereof) designating such committee.  Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum.  Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 11.             Communications Equipment.  Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

Section 12.             Waiver of Notice and Presumption of Assent.  Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to any member who voted in favor of such action.

Section 13.             Action by Written Consent.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of such board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 14.             Compensation.  The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as Director, payable in cash or securities.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for service as committee members.

ARTICLE IV

OFFICERS

Section 1.               Number.  The officers of the Corporation shall be elected by the Board of Directors and shall be a president, a secretary and a treasurer.  The Board of Directors, in its discretion, also may choose one or more vice presidents, assistant secretaries, assistant treasurers and other officers.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws.  In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

Section 2.               Election and Term of Office.  The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient.  Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.               Removal.  Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.               Vacancies.  Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, or any new offices created, may be filled by the Board of Directors.

Section 5.               Compensation.  Subject to applicable law and the rules and regulations of the New York Stock Exchange or any national securities exchange on which any securities of the Corporation are listed, the compensation of all executive officers shall be approved by the Board of Directors (or a committee thereof), and no officer shall be prevented from receiving such compensation by virtue of his or her also being a Director of the Corporation.

Section 6.               Powers and Duties.  The officers of the Corporation shall have such powers, authority and duties in the management of the Corporation as shall be stated in these By-laws or in a resolution of the Board of Directors which is not inconsistent with these By-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board.  The secretary shall have the duty to record in paper or electronic form the proceedings of the meetings of the stockholders, the Board of Directors and any committees.

The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 7.               Absence or Disability of Officers.  In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any Director, or to any other person selected by it.

ARTICLE V

INDEMNIFICATION

Section 1.               Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the Corporation or a wholly owned subsidiary of the Corporation or, while a Director or officer of the Corporation or a wholly owned subsidiary of the Corporation, is or was serving at the request of the Corporation or a wholly owned subsidiary of the Corporation as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan (an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this ARTICLE V with respect to proceedings to enforce rights to indemnification or advance of expenses, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee except to the extent such proceeding (or part thereof) was authorized in writing by the Board of Directors of the Corporation.  The right to indemnification conferred in this Section 1 of this ARTICLE V shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that an advance of expenses incurred by an indemnitee in his or her capacity as a Director or officer shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 of this ARTICLE V or otherwise.  For purposes of this ARTICLE V, a wholly owned subsidiary of the Corporation shall be deemed to include any subsidiary for which nominal equity interests have been issued to a person other than the Corporation or any of its subsidiaries pursuant to the laws of such subsidiary’s jurisdiction of incorporation or organization; provided, however, that MC Asset Recovery, LLC shall not be considered a wholly owned subsidiary for purposes of this ARTICLE V and the directors, officers and managers of MC Asset Recovery, LLC shall not be entitled to the indemnity and other rights and protections provided by this ARTCLE V.

Section 2.               Procedure for Indemnification.  Any indemnification of a Director or officer of the Corporation or advance of expenses under Section 1 of this ARTICLE V shall be made promptly, and in any event within thirty (30) days (or, in the case of an advance of expenses, twenty (20) days), upon the written request of the Director or officer.  If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days (or, in the case of an advance of expenses, twenty (20) days), the right to indemnification or advances as granted by this ARTICLE V shall be enforceable by the Director or officer in any court of competent jurisdiction.  Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advance of expenses, in whole or in part, in any such action shall also be indemnified by the Corporation.

Section 3.               Insurance.  The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or a wholly owned subsidiary of the Corporation or was serving at the request of the Corporation or a wholly owned subsidiary of the Corporation as a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other entity or enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

Section 4.               Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this ARTICLE V shall not adversely affect any right or protection hereunder of any Director or officer in respect of any act, omission or condition existing or event or circumstance occurring prior to the time of such repeal or modification.

Section 5.               Non-Exclusivity of Rights.  The rights to indemnification and to the advance of expenses conferred in this ARTICLE V and in the Certificate of Incorporation shall not be exclusive of any other right which any person may have or hereafter acquire hereunder or under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

Section 6.               Other Sources.  The Corporation’s obligation, if any, to indemnify or to advance expenses to any Director or officer who was or is serving at its request as a director, officer, employee or agent of an other entity shall be reduced by any amount such Director or officer may collect as indemnification or advancement of expenses from such other entity.

Section 7.               Other Indemnification and Prepayment of Expenses.  This ARTICLE V shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Directors or officers

(including employees and agents) with the same or lesser scope and effect as provided herein when and as authorized by appropriate corporate action.

Section 8.               Merger or Consolidation.  For purposes of this ARTICLE V, references to the “Corporation” shall include, in addition to the corporation resulting from or surviving a consolidation or merger with the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its Directors or officers, so that any person who is or was a Director or officer of such constituent corporation or a wholly owned subsidiary of such constituent corporation or, while a Director or officer of such constituent corporation or a wholly owned subsidiary of such constituent corporation is or was serving at the request of such constituent corporation or a wholly owned subsidiary of such constituent corporation as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan, shall stand in the same position under this ARTICLE V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 9.               Severability.  If any provision of this ARTICLE V shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof.

ARTICLE VI

STOCK; RECORD DATES

Section 1.               General.  Shares of stock in the Corporation shall be uncertificated and shall not be represented by certificates, except to the extent as may be required by applicable law or as may otherwise be authorized by the secretary or an assistant secretary.  In the event shares of stock are represented by certificates, such certificates shall be registered upon the books of the Corporation and signed by or in the name of the Corporation by (i) the chairman or vice chairman of the Board of Directors or the president or a vice president and (ii) the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.  Any or all of the signatures on a certificate may be facsimiles.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation.

Section 2.               Stock Transfers.  Transfer of shares of stock represented by certificates shall only be made on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement.  Transfer of uncertificated shares of stock shall only be made on the books of the Corporation upon receipt of proper transfer instructions from the registered owner of the uncertificated shares, an instruction from an approved source duly authorized by such owner or from an attorney lawfully constituted in writing.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.  The Board of Directors may appoint one or more transfer agents or registrars or both in connection with the transfer of any class or series of securities of the Corporation.  The Corporation may impose such additional conditions to the transfer of its stock as may be necessary or appropriate for compliance with applicable law or to protect the Corporation, a transfer agent or the registrar from liability with respect to such transfer.

Section 3.               Lost Certificates.  A new certificate or certificates may be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4.               Fixing a Record Date for Stockholder Meetings.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.               Fixing a Record Date for Other Purposes.  In order that the Corporation may determine: (i) the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights; or (ii) the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days nor less than ten (10) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.               Registered Stockholders.  The Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner.  The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VII

GENERAL PROVISIONS

Section 1.               Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting (or any action by written consent in lieu thereof), in accordance with applicable law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the Directors may modify or abolish any such reserve.

Section 2.               Checks, Drafts or Orders.  All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such other person or persons, and in such manner, as shall be determined from time to time by resolution of the Board of Directors or a duly authorized committee thereof.

Section 3.               Contracts.  In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4.               Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5.               Corporate Seal.  The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6.               Voting Securities Owned By Corporation.  Voting securities in any other company held by the Corporation shall be voted by the president or any vice president or any other officer authorized to do so by the Board of Directors.  Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 7.               Inspection of Books and Records.  The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

Section 8.               Section Headings.  Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 9.               Inconsistent Provisions.  In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the Delaware General Corporation Law, the Exchange Act or any regulation thereunder, or any other applicable law or regulation, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 10.             Notices.  Except as otherwise provided herein, whenever written notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any Director, member of a committee or stockholder, such notice may be given by mail, addressed to such Director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the secretary or assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.  Notice to Directors or committee members may also be given personally or by telegram, telex, cable or by means of electronic transmission.  Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws to be given to any Director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 11.             Amended and Restated Certificate of Incorporation.  Unless the context requires otherwise, references in these By-laws to the Certificate of Incorporation of the Corporation shall also be deemed to include any duly authorized certificate of designation relating to any series of Preferred Stock of the Corporation that may be outstanding from time to time.

ARTICLE VIII

AMENDMENTS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal these By-laws by the affirmative vote of a majority of the total number of Directors then in office, subject to further action by stockholders.  Any alteration or repeal of these By-laws by the stockholders of the Corporation shall require the affirmative vote of a majority of the combined voting power of the then outstanding shares of the Corporation entitled to vote on such alteration or repeal.